[LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]






                          July 9, 1996



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

          Re:  Registration Statement on Form S-3
               (File No. 333-04601)

Ladies & Gentlemen:

          We hereby consent to the reference to this firm under the headings "Legal Matters" and "United States Taxation" in the Prospectus included in the above-referenced Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                              By    /s/ Dana L. Trier
                                -------------------------------
                                Dana L. Trier, a Partner